Exhibit 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-204509) that was filed by the registrant with the Securities and Exchange Commission on May 28, 2015 and became effective on June 5, 2015.

The following table sets forth the estimated costs and expenses (other than the actual registration fee), other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered:

Legal Fees and Expenses	$295,000
Accounting Fees and Expenses	137,500
Printing and Engraving Expenses	19,000
Transfer Agent and Registrar Fees	5,000
Miscellaneous	10,000
Total	$466,500